Exhibit 99.1

DeVry Education Group Declares Semi-annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 14, 2015--DeVry Education Group Inc. (NYSE: DV), a global provider of education services, announced that its board of directors has declared a semi-annual dividend on DeVry Group's common stock of $0.18 per share, payable on June 26, 2015, to common stockholders of record as of June 5, 2015.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.

CONTACT:
DeVry Education Group Inc.
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920